UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2014

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Amendment No.1 to the Current Report on Form 8-K of Electronics For Imaging, Inc. (the “Company”), filed with the Securities and Exchange Commission on July 17, 2014 (the “Form 8-K”), is to include a revised Exhibit 99.1. In the press release reporting the Company’s preliminary financial results for the quarter ended June 30, 2014 attached as Exhibit 99.1 to the Form 8-K (the “Earnings Release”), the header for the six month periods had inadvertently been labeled “Six Months Ended December 31” for the following tables: (i) Condensed Consolidated Statements of Operations (page 3); (ii) Reconciliation of GAAP Net Income to Non-GAAP Net Income (page 4); and (iii) Revenue by Operating Segment and Geographic Area (page 7). In the revised press release attached as Exhibit 99.1 to this Amendment No. 1 the header for the six month periods in the tables above have been correctly labeled “Six Months Ended June 30.”

This Amendment No.1 only affects the headers for the six month periods in the tables identified above and does not otherwise change or update the disclosures or financial information set forth in the Earnings Release or the Form 8-K as originally filed and does not otherwise reflect events occurring after the original filing of the Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On July 17, 2014, the Company announced preliminary financial results for the quarter ended June 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Press Release Dated July 17, 2014 — EFI Reports Record Second Quarter Revenue of $193 M, up 7%

The information included in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONICS FOR IMAGING, INC.

Date: July 18, 2014	By:	/s/ David Reeder
	Name:	David Reeder
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JULY 17, 2014

Exhibit No.	Description

99.1	Press Release Dated July 17, 2014 — EFI Reports Record Second Quarter Revenue of $193M, up 7%